SUB-ITEM 77Q1(A)

Master Amended and Restated By-Laws for MFS Series Trust VII, dated January 1, 2002 as revised through November 1, 2014, are contained in Post-Effective Amendment No. 100 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on November 25, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


An Amendment, dated October 15, 2014, to the Amended and Restated Declaration of Trust of MFS Series Trust VII, dated December 16, 2004, is contained in Post-Effective Amendment No. 50 to the Registration Statement of MFS Series Trust VII (File Nos. 2-68918 and 811-3090), as filed with the Securities and Exchange Commission via EDGAR on November 25, 2014, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.


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